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                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER
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                                                                       Exhibit 2


                          AGREEMENT AND PLAN OF MERGER

                           Dated as of April 17, 2000

                                     Among

                              SANMINA CORPORATION

                        SANM ACQUISITION SUBSIDIARY, INC.

                                      And

                               HADCO CORPORATION
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                                TABLE OF CONTENTS

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ARTICLE I The Merger.................................................................................................   2

         SECTION 1.1       The Merger................................................................................   2
         SECTION 1.2       Closing...................................................................................   2
         SECTION 1.3       Effective Time............................................................................   2
         SECTION 1.4       Effects of the Merger.....................................................................   2
         SECTION 1.5       Articles of Organization and Bylaws.......................................................   2
         SECTION 1.6       Directors.................................................................................   3
         SECTION 1.7       Officers..................................................................................   3

ARTICLE II Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of
         Certificates................................................................................................   3

         SECTION 2.1       Effect on Capital Stock...................................................................   3
         SECTION 2.2       Exchange of Certificates..................................................................   4
         SECTION 2.3       Dissenting Shares.........................................................................   6

ARTICLE III..........................................................................................................   7

         SECTION 3.1       Representations and Warranties of the Company.............................................   7
         SECTION 3.2       Representations and Warranties of Parent and Sub..........................................  20

ARTICLE IV Covenants Relating to Conduct of Business.................................................................  31

         SECTION 4.1       Conduct of Business.......................................................................  31
         SECTION 4.2       No Solicitation...........................................................................  35

ARTICLE V Additional Agreements......................................................................................  37

         SECTION 5.1       Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting.................  37
         SECTION 5.2       Letters of the Company's Accountants......................................................  38
         SECTION 5.3       Letters of Parent's Accountants...........................................................  38
         SECTION 5.4       Access to Information; Confidentiality....................................................  39
         SECTION 5.5       Commercially Reasonable Efforts; Notification.............................................  40
         SECTION 5.6       Stock Options and Restricted Stock........................................................  41
         SECTION 5.7       Indemnification and Insurance.............................................................  41
         SECTION 5.8       Fees and Expenses.........................................................................  43
         SECTION 5.9       Public Announcements......................................................................  44
         SECTION 5.10      Affiliates................................................................................  45
         SECTION 5.11      Nasdaq Listing............................................................................  45
         SECTION 5.12      Pooling of Interests......................................................................  45
         SECTION 5.13      Tax Treatment.............................................................................  45
         SECTION 5.14      Parent Benefit Plans......................................................................  45
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         SECTION 5.15      Senior Notes..............................................................................  46
         SECTION 5.16      Form S-8..................................................................................  46
         SECTION 5.17      Employee Stock Purchase Plan..............................................................  47
         SECTION 5.18      Retirement Plan...........................................................................  47

ARTICLE VI Conditions Precedent......................................................................................  47

         SECTION 6.1       Conditions to Each Party's Obligation to Effect the Merger................................  47
         SECTION 6.2       Conditions to Obligations of Parent and Sub...............................................  48
         SECTION 6.3       Conditions to Obligation of the Company...................................................  49
         SECTION 6.4       Frustration of Closing Conditions.........................................................  50

ARTICLE VII Termination, Amendment and Waiver........................................................................  50

         SECTION 7.1       Termination...............................................................................  50
         SECTION 7.2       Effect of Termination.....................................................................  52
         SECTION 7.3       Amendment.................................................................................  52
         SECTION 7.4       Extension; Waiver.........................................................................  52

ARTICLE VIII General Provisions......................................................................................  52

         SECTION 8.1       Nonsurvival of Representations and Warranties.............................................  53
         SECTION 8.2       Notices...................................................................................  53
         SECTION 8.3       Definitions...............................................................................  54
         SECTION 8.4       Interpretation............................................................................  55
         SECTION 8.5       Counterparts..............................................................................  55
         SECTION 8.6       Entire Agreement; No Third-Party Beneficiaries............................................  55
         SECTION 8.7       Governing Law.............................................................................  55
         SECTION 8.8       Assignment................................................................................  55
         SECTION 8.9       Enforcement...............................................................................  55
         SECTION 8.10      Severability..............................................................................  55


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         AGREEMENT AND PLAN OF MERGER dated as of April 17, 2000, among SANMINA
CORPORATION, a Delaware corporation ("Parent"), SANM ACQUISITION SUBSIDIARY, INC., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub"), and HADCO CORPORATION, a Massachusetts corporation (the "Company").

         WHEREAS the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.05 per share, of the Company, together with the associated right (a "Right") to purchase, pursuant to the Company's August 22, 1995 Rights Agreement, as amended to date (the "Rights Agreement"), one share of the Company's Common Stock, par value $0.05 per share (such common stock, together with the Rights, "Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $0.01 per share, of Parent ("Parent Common Stock");

         WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain affiliate stockholders of the Company have entered into a Stockholders Agreement (the "Stockholders Agreement");

         WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have entered into a Stock Option Agreement (the "Stock Option Agreement") substantially in the form attached hereto as Exhibit B.

         WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

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                                   ARTICLE I

                                   The Merger

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "MBCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MBCL.

         SECTION 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the MBCL and shall make all other filings or recordings required under the MBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Massachusetts Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 80 of the MBCL.

         SECTION 1.5 Articles of Organization and Bylaws.

                  (a) The Articles of Organization of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Surviving Corporation in such Articles of Organization will be changed to be "Target Corp."

                  (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

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         SECTION 1.6 Directors. The directors of Sub immediately prior to the
Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

         SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub: (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub or any direct or indirect wholly owned subsidiary of Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Section 2.2(b), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and other than as provided in Section 2.3) shall be converted into the right to receive 1.40 (the "Exchange Ratio") duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Share Consideration"). If the average last reported sale price of the Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Shareholder Meeting shall be less than $40.00 (the "Target Price"), the Company shall have the right to terminate this Agreement pursuant to Section 7.1(f) subject to Parent's right to increase the Exchange Ratio to $56.00 divided by the average last reported sale price of the Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Shareholder Meeting (the "Adjusted Ratio"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent

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Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays an extraordinary dividend, the Exchange Ratio, the Target Price and the Adjusted Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

                  (d) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase shares of Company Common Stock granted under the Company's stock option plans (such stock option plans collectively with the deferred stock plans of the Company, the "Stock Option Plans") and the Stock Option Plans shall be assumed by Parent in accordance with Section 5.6. At the Effective Time, in accordance with the terms of the Company's Employee Stock Purchase Plan of November 17, 1997 (the "Employee Stock Purchase Plan"), all rights to purchase shares of Company Common Stock under the Employee Stock Purchase Plan shall be treated in the manner set forth in Section 5.17 hereof.

         SECTION 2.2 Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, Parent shall deposit with Norwest Bank Minnesota, N.A., or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of

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whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.2(c) or 2.2(e).

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the

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Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Fractional Shares.

                           (i) No certificates or scrip representing fractional
shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                           (ii) Notwithstanding any other provision of this
Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock at the Effective Time, as such price is reported on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source). Parent will deposit into the Exchange Fund cash sufficient to fund this amount on the Closing Date.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu

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of fractional shares, and unpaid dividends and distributions on shares of Parent
Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 2.3       Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 2.1(c), but the holder thereof shall only be entitled to such rights as are granted by the MBCL.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the MBCL shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MBCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands if the settlement is in excess of $100,000 in any case or $1,000,000 in the aggregate.

                                  ARTICLE III

                         Representations And Warranties

         SECTION 3.1 Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows (it being understood that disclosure in one instance is sufficient for all purposes if the context thereof is reasonably evident and it being understood that disclosure of an item is not to be construed as an admission of any fact):

                  (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries (as defined in Section 8.3) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power

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and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in any such jurisdiction where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on the Company. The Company has delivered or made available to Parent complete and correct copies of the Articles of Organization and Bylaws or such other charter documents, in each case as amended to the date hereof, of the Company and of each of its subsidiaries.

                  (b) Subsidiaries. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule or in the Filed Company SEC Documents (as hereinafter defined), the Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                  (c) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $0.05 per share, and no shares of preferred stock. At the close of business on March 25, 2000, (a) 13,826,268 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Common Stock were held by the Company in its treasury, (c) 2,530,474 shares of Company Common Stock were reserved for issuance pursuant to outstanding Stock Option Plans and (d) 252,260 shares of Company Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan. Except as set forth above or in the Filed Company SEC Documents, at the close of business on March 25, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above or as contemplated herein, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company. Except for the Stockholders Agreement contemplated hereby, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company.

         All of the outstanding capital stock of the Company's subsidiaries is owned by the Company (other than directors' qualifying shares), directly or indirectly, free and clear of any pledge, claim,

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
lien, charge, encumbrance or security interest of any kind or nature whatsoever (each a "Lien" and collectively, the "Liens") or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

                  (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and the Option Agreement and, subject to approval of this Agreement by the holders of two thirds (2/3) of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of two thirds (2/3) of the outstanding shares of Company Common Stock. This Agreement and the Option Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under any provision of (a) subject to obtaining the approval of the stockholders of the Company, the Articles of Organization or Bylaws of the Company, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (c), subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to the Company or its properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Option Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Option Agreement. Except with respect to Environmental Permits held by the Company (the Company's principal Environmental Permits are identified in the Company Disclosure Schedule), no consent, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Option Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement, except for
(1) the filing of a Premerger Notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-4 and a proxy statement relating to the approval by the Company's shareholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement, (3) the filing of the Articles of Merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since October 27, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and at the time they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, as permitted by the SEC on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), since the completion of the audit of the Company's financial statements at and for the fiscal year ended October 30, 1999, the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities incurred in the ordinary course of business, liabilities which are not required to be disclosed on a balance sheet and/or in the footnotes thereto in accordance with GAAP and liabilities which, individually or in the aggregate would not, in the exercise of reasonable business judgment, be expected to have a material adverse effect on the Company.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company in this Agreement with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been:

                           (i) any material adverse change (as defined in
Section 8.3) in the Company or any of its subsidiaries;

                           (ii) any declaration, setting aside or payment of any
dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;


                           (iii) any split, combination or reclassification of
any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock;

                           (iv) (x) any granting by the Company or any of its
subsidiaries to any Named Executive Officer of the Company (as identified in the Company's proxy statement for its 1999 annual meeting of stockholders) of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (y) any granting by the Company or any of its subsidiaries to any Named Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any Named Executive Officer;


                           (v) any change in accounting methods, principles or
practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                           (vi) any tax election that individually or in the
aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability; or

                           (vii) any agreement, whether in writing or otherwise,
to take any action described in this Section 3.1(g).

                  (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened in writing since October 30, 1999 against or directly affecting the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity pending that involves, the Company or any of its subsidiaries, other than routine administrative agency actions before the United States Patent and Trademark Office or corresponding patent authorities of other countries, or that individually or in the aggregate would have a material adverse effect on the Company.

                  (i) Contracts. Except as disclosed in the Filed Company SEC Documents, there is no contract or agreement that is of a nature required to be filed as an exhibit to a report on Form 10-Q or 10-K required to be filed by the Company or any of its subsidiaries under the Exchange Act and the rules and regulations promulgated thereunder (such type of contract or agreement is hereinafter referred to as a "Contract") that has not been so filed, except those whose failure to be so filed would not be materially inconsistent with the SEC's filing requirements for material contracts. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company.

                  (j) Compliance with Laws.

         Except as disclosed in the Filed Company SEC Documents:

                           (i) The Company and each of its subsidiaries is in
compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company and each of its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as hereinafter defined) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation, individually or in the aggregate, would not have a material adverse effect on the Company. Since October 30, 1999, the Company has not received any written notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by the Company, other than any such notice or communication relating to any actual or alleged violation the consequences of which would not have a material adverse effect on the Company or relating to any actual or alleged violation that has since the receipt of such notice been cured by the Company within the time frame, if any, specified for cure in such notice.

                           (ii) The term "Hazardous Material" means any material
or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The term "Business Facility" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company or Parent, as the case may be, or any of their respective subsidiaries in connection with the operation of its business. The term "Disposal Site" means a landfill, disposal agent, waste hauler or recycler of Hazardous Materials. The term "Environmental Laws" means all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date. The term "Hazardous Materials Activity" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation or release of any Hazardous Material. The term "Environmental Permit" means any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental

Authority with respect to a Hazardous Materials Activity which is or was conducted by the Company or Parent, as the case may be, or any of their respective subsidiaries.

                           (iii) Except in compliance with Environmental Laws in
a manner that could not reasonably be expected to subject the Company or any of its subsidiaries to liability which could reasonably be expected to have a material adverse effect on the Company, no Hazardous Materials are present on any Business Facility and, to the knowledge of the Company, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries, except for any such presence that could not reasonably be expected to have a material adverse effect on the Company.

                           (iv) The Company and each of its subsidiaries have
conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws, except for such failures as would not have a material adverse effect on the Company. To the knowledge of the Company, the Hazardous Materials Activities of the Company and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous material in a manner which has resulted or will result in liability having a material adverse effect on the Company.

                           (v) The Company has all of the Environmental Permits
necessary for the continued conduct of any Hazardous Material Activity of the Company and each of its subsidiaries as such activities are currently being conducted, except for those Environmental Permits the absence of which could not reasonably be expected to result in a material adverse effect on the Company. All such Environmental Permits are valid and in full force and effect, except where such invalidity or failure to be in full force and effect would not have a material adverse effect on the Company.

                           (vi) No action, proceeding, revocation proceeding,
amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, overtly threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company or any of its subsidiaries, or to any Business Facility currently owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries, which would have a material adverse effect on the Company.

                           (vii) To the knowledge of the Company, no action,
proceeding, liability or claim exists or is overtly threatened against the Company or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject the Company or any of its subsidiaries to liability having a material adverse effect on the Company.

                  (k) Labor Matters. There are no collective bargaining agreements or other labor union agreements to which the Company or any of its subsidiaries is a party, or by which it is bound. The Company and each of its subsidiaries is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to be in compliance would not have a material adverse effect on the Company. There is no unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, overtly threatened before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, dispute, slowdown or stoppage in progress or, to the knowledge of the Company, overtly threatened against or involving the Company or any of its subsidiaries. To the Company's knowledge, there is no overtly threatened organizing or similar activity relating to the formation of a collective bargaining unit to represent the Company's employees. No written agreement restricts the Company or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither the Company nor any of its subsidiaries has, in the past three years, experienced any labor strike, dispute, slowdown, stoppage or other material labor difficulty.

                  (l) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans"). Except as contemplated herein or as disclosed in the Company Disclosure Schedule or in the Filed Company SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company, any current or former employee, officer or director of the Company, which is required to be disclosed in the Filed Company SEC Documents and which is either currently effective or will become effective at the Closing Date.

                  (m) ERISA Compliance.

                           (i) Schedule 3.1(m)(i) to the Company Disclosure
Schedule contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), "employee benefit plans" (as defined in Section 3(3) of ERISA), which are maintained in connection with any trust described in Section 501(c)(9) of the Code, and all other material benefit plans (collectively, "Benefit Plans") maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company. The Company has made available to Parent true, complete and correct copies of (i) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each material Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract relating to any material Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

                           (ii) All Pension Plans may rely on an opinion letter
issued by the Internal Revenue Service for a prototype plan or have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Company's knowledge, no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs or the Company has a period of time remaining under Applicable Treasury Regulations or Pronouncements in which to apply for and obtain such a letter.

                           (iii) Within the last six years, neither the Company
nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

                           (iv) With respect to any Benefit Plan that is an
employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

                           (v) Neither the Company nor any of its subsidiaries
contributes to or has any material liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to (A) a pension plan subject to Section 412 of the Code, (B) a multiemployer pension plan, as defined in Section 3(37) of ERISA or (C) an employee welfare benefit plan. Neither the Company nor any of its subsidiaries maintains an employee welfare benefit plan that is not funded through insurance.

                           (vi) No employee welfare benefit plan of the Company
or any of its subsidiaries provides for continuing benefits or coverage after termination or retirement from employment, except as required by Section 4980B of the Code and Sections 601- 607 of ERISA ("COBRA") or similar applicable state law ("mini-COBRA"). With respect to any Benefit Plan which is subject to COBRA or mini-COBRA, the Company warrants that in all "qualified events" occurring prior to or on the Closing Date, the Company has or will offer to its eligible employees and their "qualified beneficiaries" the opportunity to elect continuation health coverage to the extent required by COBRA or mini-COBRA and will provide that coverage, if elected at such expense which will have no material adverse effect on Parent.

                           (vii) Except as disclosed in the Filed Company SEC
Documents, there is no Benefit Plan covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

                           (viii) Neither the Company nor any of its
subsidiaries nor any of their "affiliates" (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither the Company nor any of its subsidiaries has incurred or owes any material liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

                           (ix) To the Company's knowledge, no employee of the
Company or any of its subsidiaries is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or would conflict with the Company's business as conducted or proposed to be conducted. To the Company's knowledge, no employee of the Company or any of its subsidiaries is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and, to the Company's knowledge, no litigation is pending or overtly threatened with regard thereto.

                           (x) Schedule 3.1(m)(x) to the Company Disclosure
Schedule lists all outstanding Stock Options as of January 29, 2000, showing for each such option: (i) the number of shares issuable, (ii) the number of vested shares, (iii) the date of expiration and (iv) the exercise price.

                           (xi) Except as disclosed in the Filed Company SEC
Documents or under Section 3.1(o) of the Company Disclosure Schedule, or as the result of employee terminations causing a partial termination in any Pension Plan, no employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (n) Taxes. The Company has filed all tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (as shown on such returns and reports), and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof from the dates covered by such Filed Company SEC Documents through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed by any taxing authority against the Company, nor is there, to the Company's knowledge, any such deficiency. No requests for waivers of the time to assess any such taxes are pending. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to payment of or failure to pay any taxes, which have not been resolved. The Company has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes which are still outstanding. Proper amounts have been withheld by the Company from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. None of the Federal income tax returns of the Company have been examined by the United States Internal Revenue Service for the six fiscal years through October 30, 1999. The Company has not taken any action nor does it have any knowledge of any fact or circumstance that would prevent or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

                  (o) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. No officer, director or employee of the Company or any of its subsidiaries has been granted any right to receive any Parachute Gross-up Payment by the Company or any of its subsidiaries.

                  (p) Title to Properties. The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Liens, defects in title, easements, reservations, restrictive covenants and other encumbrances that are identified in the Filed Company SEC Documents, the Company Disclosure Schedule or in documents, plans, title insurance policies and other instruments identified in the Company Disclosure Schedule or made available to Parent, that individually or in the aggregate would not materially interfere with the ability of the Company and its subsidiaries taken as a whole to conduct their business as currently conducted. All such material properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Company Disclosure Schedule or in the Filed Company SEC Documents or the exhibits thereto, or are reflected in the Company's financial statements included in the Filed Company SEC Documents, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of the Company and each of its subsidiaries to conduct their business as currently conducted, or (E) would not materially and adversely impact the transferability, financability, ownership, leasing, use, development or occupancy of any such properties or assets ("Company Permitted Liens"). The Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except where such failure to comply or be in full force and effect would not materially and adversely impact the leasing, use, or occupancy of any such leased properties or assets. The Company and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

                  (q) Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened in writing that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right except for claims which, if determined adversely to the Company, would not have a material adverse effect on the Company. To the knowledge of the Company, no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right except where such infringement has not had, and could not reasonably be expected to have, a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has licensed, or otherwise granted, to any third party, any exclusive rights in or to any Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries taken as a whole.

                  (r) Voting Requirements. The affirmative vote of the holders of two thirds (2/3) of the outstanding shares of Company Common Stock at the Shareholders Meeting to approve this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                  (s) State Takeover Statutes. The Board of Directors of the Company have approved the Merger, this Agreement, the Option Agreement and the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement, the provisions of Section 110F of the MBCL to the extent, if any, such Section is applicable to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement or the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement.

                  (t) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (u) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a signed copy of which opinion has been delivered to Parent for informational purposes only.

                  (v) Accounting Matters. To the knowledge of the Company, based on consultation with its independent accountants, the Company has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                  (w) Rights Agreement. The Rights Agreement has been or will be prior to the Effective Time amended to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement, (ii) ensure that
(y) none of Parent or its subsidiaries is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement, the Option Agreement, the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated by the Option Agreement and the Stockholders Agreement and (z) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement, the Option Agreement and the Stockholders Agreement, the consummation of the Merger, or the consummation of the other transactions, contemplated by the Option Agreement and the Stockholders Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time, and such amendment may not be further amended by the Company without the prior written consent of Parent.

         SECTION 3.2 Representations and Warranties of Parent and Sub. Except as set forth on the disclosure schedule delivered by the Parent and Sub to Company prior to the execution of this Agreement (the "Parent/Sub Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Parent. Parent has delivered or made available to the Company complete and correct copies of its Certificate of Incorporation and Bylaws of Parent and the Articles of Incorporation and Bylaws or such other charter documents, in each case as amended to the date hereof, of each of its subsidiaries.

                  (b) Subsidiaries. Except as set forth in Section 3.2(b) of the Parent/Sub Disclosure Schedule or in the Filed Parent SEC Documents, Parent has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                  (c) Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). At the close of business on April 1, 2000, (a) 128,601,855 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Common Stock were held by the Parent in its treasury, and (c) 14,754,919 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option and employee stock purchase plans ("Parent Equity Incentive Plans"). Parent has outstanding $350,000,000 in convertible subordinated debentures due May 2004, which are convertible into common stock at a conversion price of $44.334 per share (the "Convertible Notes"). Except as set forth above or in the Parent SEC Documents, at the close of business on April 1, 2000, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to the Parent Equity Incentive Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Parent is a party, or by which it is bound, obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Parent or obligating the Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for the convertible notes, there are not any outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Parent. Except for the Stockholders Agreement contemplated hereby, there are no shareholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent. The shares of Parent Common Stock will, when issued pursuant to this Agreement, be duly and validly issued, fully paid and nonassessable and will be issued free of any preemptive rights or other Liens.

         All of the outstanding capital stock of Parent's subsidiaries is owned by Parent (other than directors' qualifying shares), directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

                  (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholders Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement), and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholders Agreement), have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement) has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement, the Option Agreement and the Stockholders Agreement do not, and the consummation of the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement and compliance with the provisions of this Agreement, the Option Agreement and the Stockholders Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (a) the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations hereunder (and, in the case of Parent, under the Option Agreement and the Stockholders Agreement) or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholders Agreement), except for
(1) the filing of a Premerger Notification and report form by Parent under the HSR Act, (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement, the Option Agreement or the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement, (3) the filing of the Articles of Merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which Parent and Sub are qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (e) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since October 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and at the time they were filed none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, as permitted by the SEC on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). Except as set forth in Parent SEC Documents filed and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the completion of the audit of Parent's financial statements at and for the fiscal year ended October 2, 1999, Parent has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would, in the exercise of reasonable business judgment, be expected to have a material adverse effect on Parent.

                  (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation is made by Parent or Sub in this Agreement with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Filed Parent SEC Documents, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, the Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been:

                           (i) any material adverse change (as defined in
Section 8.3) in the Parent or any of its subsidiaries;

                           (ii) any declaration, setting aside or payment of any
dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock, other than Parent's announced two-for-one stock split in the form of a stock dividend effected as of March 22, 2000;

                           (iii) other than Parent's announced two-for-one stock
split in the form of a stock dividend effected as of March 22, 2000, any split, combination or reclassification of any of the Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Parent's capital stock;

                           (iv) (x) any granting by the Parent or any of its
subsidiaries to any Named Executive Officer of the Parent (as identified in the Parent's proxy statement for its 2000 annual meeting of stockholders) of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents, (y) any granting by the Parent or any of its subsidiaries to any Named Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents or (z) any entry by the Parent or any of its subsidiaries into any employment, severance or termination agreement with any Named Executive Officer;

                           (v) any change in accounting methods, principles or
practices by the Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                           (vi) any tax election that individually or in the
aggregate would have a material adverse effect on the Parent or any of its tax attributes or any settlement or compromise of any material income tax liability; or

                           (vii) any agreement, whether in writing or otherwise,
to take any action described in this Section 3.2(g).

                  (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Parent, threatened in writing since October 1, 1999 against or directly affecting the Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Parent, investigation by any Governmental Entity pending that involves, the Parent or any of its subsidiaries, other than routine administrative agency actions before the United States Patent and Trademark Office or corresponding patent authorities of other countries, or that individually or in the aggregate would have a material adverse effect on the Parent.

                  (i) Contracts. Except as disclosed in the Filed Parent SEC Documents, there is no contract or agreement that is of a nature required to be filed as an exhibit to a report on Form 10-Q or 10-K required to be filed by Parent or any of its subsidiaries under the Exchange Act and the rules and regulations promulgated thereunder (such type of contract or agreement is hereinafter referred to as a "Contract") that has not been so filed, except those whose failure to be so filed would not be materially inconsistent with the SEC's filing requirements for material contracts. Neither Parent nor any of its subsidiaries is in violation of or in default under (nor, to the knowledge of Parent, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on Parent.

                  (j) Labor Matters. There are no collective bargaining agreements or other labor union agreements to which the Parent or any of its subsidiaries is a party, or by which it is bound. The Parent and each of its subsidiaries is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to be in compliance would not have a material adverse effect on the Parent. There is no unfair labor practice complaint against the Parent or any of its subsidiaries pending or, to the knowledge of the Parent, overtly threatened before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, dispute, slowdown or stoppage in progress or, to the knowledge of the Parent, overtly threatened against or involving the Parent or any of its subsidiaries. To the Parent's knowledge, there is no overtly threatened organizing or similar activity relating to the formation of a collective bargaining unit to represent the Parent's employees. No written agreement restricts the Parent or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither the Parent nor any of its subsidiaries has, in the past three years, experienced any labor strike, dispute, slowdown, stoppage or other material labor difficulty.

                  (k) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Parent SEC Documents, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there has not been any adoption or amendment in any material respect by the Parent or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Parent (collectively, "Benefit Plans"). Except as contemplated herein or as disclosed in the Parent/Sub Disclosure Schedule or in the Filed Parent SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Parent, any current or former employee, officer or director of the Parent, which is required to be disclosed in the Filed Parent SEC Documents and which is either currently effective or will become effective at the Closing Date.

                  (l) ERISA Compliance.

                           (i) Schedule 3.1(m)(i) to the Parent/Sub Disclosure
Schedule contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), "employee benefit plans" (as defined in Section 3(3) of ERISA), which are maintained in connection with any trust described in Section 501(c)(9) of the Code, and all other material benefit plans (collectively, "Benefit Plans") maintained, or contributed to, by Parent or any person or entity that, together with Parent, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (Parent and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of Parent. Parent has made available to the Company true, complete and correct copies of (i) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each material Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract relating to any material Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. Parent and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

                           (ii) All Pension Plans may rely on an opinion letter
issued by the Internal Revenue Service for a prototype plan or have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Parent's knowledge, no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs, or Parent has a period of time remaining under Applicable Treasury Regulations or Pronouncements in which to apply for and obtain such a letter.

                           (iii) Neither Parent nor any Commonly Controlled
Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

                           (iv) With respect to any Benefit Plan that is an
employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to Parent on or at any time after the Effective Time.

                           (v) Neither Parent nor any of its subsidiaries
contributes to or has any material liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to (A) a pension plan subject to Section 412 of the Code, (B) a multiemployer pension plan, as defined in Section 3(37) of ERISA or (C) an employee welfare benefit plan that is not funded through insurance.

                           (vi) No employee welfare benefit plan of Parent or
any of its subsidiaries provides for continuing benefits or coverage after termination or retirement from employment, except as required by Section 4980B of the Code and Sections 601 - 607 of ERISA ("COBRA") or similar applicable state law ("mini-COBRA"). With respect to any Benefit Plan which is a "group health plan," as so defined, Parent warrants that in all "qualified events" occurring prior to or on the Closing Date, Parent has or will offer to its eligible employees and their "qualified beneficiaries" the opportunity to elect continuation coverage under Section 602 of ERISA to the extent required by ERISA Sections 601-607 and will provide that coverage, if elected at such expense which will have no material adverse effect on the Company.

                           (vii) Except as disclosed in the Filed Parent SEC
Documents, there is no Benefit Plan covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

                           (viii) Neither Parent nor any of its subsidiaries nor
any of their "affiliates" (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither Parent nor any of its subsidiaries has incurred or owes any material liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

                           (ix) To Parent's knowledge, no employee of Parent or
any of its subsidiaries is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of Parent or would conflict with Parent's business as conducted or proposed to be conducted. To Parent's knowledge, no employee of the Parent or any of its subsidiaries is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and, to Parent's knowledge, no litigation is pending or overtly threatened with regard thereto.

                  (m) Taxes. Parent has filed all tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (as shown on such returns and reports), and the most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all taxes payable by Parent for all taxable periods and portions thereof from the dates covered by such Filed Parent SEC Documents through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed by any taxing authority against Parent, nor is there, to Parent's knowledge, any such deficiency. No requests for waivers of the time to assess any such taxes are pending. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against Parent with respect to payment of or failure to pay any taxes, which have not been resolved. Parent has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes which are still outstanding. Proper amounts have been withheld by Parent from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. None of the Federal income tax returns of Parent have been examined by the United States Internal Revenue Service for the six fiscal years through October 2, 1999. Parent has not taken any action nor does it have any knowledge of any fact or circumstance that would prevent or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

                  (n) Title to Properties. The Parent and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Liens, defects in title, easements, reservations, restrictive covenants and other encumbrances that are identified in the Filed Parent SEC Documents, the Parent/Sub Disclosure Schedule or in documents, plans, title insurance policies and other instruments identified in the Parent/Sub Disclosure Schedule or made available to the Company that individually or in the aggregate would not materially interfere with the ability of the Parent and its subsidiaries taken as a whole to conduct their business as currently conducted. All such material properties and assets , other than assets and properties in which the Parent or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Parent Disclosure Schedule or in the Filed Parent SEC Documents or the exhibits thereto, or are reflected in Parent's financial statements included in the Filed Parent SEC Documents, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of the Parent and each of its subsidiaries to conduct their business as currently conducted and (E) would not materially and adversely impact the transferability, financability, ownership, leasing, use, development or occupancy of any such properties or assets ("Parent Permitted Liens"). The Parent and each of its subsidiaries has complied in all material respects with and is not in default under the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except where such failure to comply or be in full force and effect would not materially and adversely impact the leasing, use, or occupancy of any such leased properties or assets. To the knowledge of the Parent, no party to any material lease is in default of such lease and there exists no event or circumstance with respect to such lease which with the giving of notice or the passage of time, or both, would constitute a default by any party to such lease. The Parent and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Parent.

                  (o) Compliance with Laws. Except as disclosed in the Filed Parent SEC Documents:

                           (i) The Parent and each of its subsidiaries is in
compliance with all Legal Provisions applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger. The Parent and each of its subsidiaries has in effect all Permits, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation, individually or in the aggregate, would not have a material adverse effect on the Parent. Since October 1, 1999, the Parent has not received any written notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by the Parent, other than any such notice or communication relating to any actual or alleged violation the consequences of which would not have a material adverse effect on the Parent or relating to any actual or alleged violation that has since the receipt of such notice been cured by the Parent within the time frame, if any, specified for cure in such notice.

                           (ii) The Parent and each of its subsidiaries have
conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws, except for such failures as would not have a material adverse effect on Parent. To the knowledge of Parent, the Hazardous Materials Activities of the Parent and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous Material in a manner which has or will result in liability having a material adverse effect on Parent.

                           (iii) Except in compliance with Environmental Laws in
a manner that could not reasonably be expected to subject the Parent or any of its subsidiaries to liability which could reasonably be expected to have a material adverse effect on the Parent, no Hazardous Materials are present on any Business Facility and, to the knowledge of the Parent, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Parent or any of its subsidiaries or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Parent or any of its subsidiaries, except for any such presence that could not reasonably be expected to have a material adverse effect on the Parent.

                           (iv) Parent has all of the Environmental Permits
necessary for the continued conduct of any Hazardous Materials Activity of Parent and each of its subsidiaries as such activities are currently being conducted, except for those Environmental Permits the absence of which could not reasonably be expected to result in a material adverse effect on Parent. All such Environmental Permits are valid and in full force and effect, except where such invalidity or failure to be in full force and effect would not have a material adverse effect on Parent.

                           (v) No action, proceeding, revocation proceeding,
amendment procedure, writ, injunction or claim is pending, or to the knowledge of Parent, overtly threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of Parent or any of its subsidiaries, or to any Business Facility currently owned, operated, occupied, controlled or leased by Parent or any of its subsidiaries.

                           (vi) To the knowledge of Parent, no action,
proceeding, liability or claim exists or is overtly threatened against Parent or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject Parent or any of its subsidiaries to liability having a material adverse effect on Parent.

                  (p) Intellectual Property. Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of Parent and its subsidiaries taken as a whole. No claims are pending or, to the knowledge of Parent threatened in writing that Parent or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right except for claims which, if determined adversely to Parent, would not have a material adverse effect on Parent. To the knowledge of Parent, no person is infringing the rights of Parent or any of its subsidiaries with respect to any Intellectual Property Right except where such infringement has not had, and could not reasonably be expected to have, a material adverse effect on Parent. Neither Parent nor any of its subsidiaries has licensed, or otherwise granted, to any third party, any exclusive rights in or to any Intellectual Property Rights which are material to the conduct of the business of Parent and its subsidiaries taken as a whole.

                  (q) Voting Requirements. No vote of or other action by the holders of Parent's Common Stock (or securities convertible into Parent's Common Stock) is necessary in connection with the approval of this Agreement, the Option Agreement, the Stockholders Agreement or the consummation by Parent of the transactions contemplated by this Agreement.

                  (r) Brokers. No broker, investment banker, financial advisor or other person, other than Donaldson Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  (s) Accounting Matters. To the knowledge of Parent, based on consultation with its independent auditors, Parent has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                  (t) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby, has no liabilities of any kind whatsoever (whether accrued, absolute, contingent or otherwise) and as of the Closing, will not have engaged in any other business activities or have any liabilities whatsoever (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

         SECTION 4.1 Conduct of Business

                  (a) Conduct of Business by the Company. During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, other than as set forth in Section 4.1 of the Company Disclosure Schedule or with respect to the amendment of the Rights Agreement (as described in Section 3.1(u)) or as specifically contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not without Parent's consent:

                           (i) (x) declare, set aside or pay any dividends on,
or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement, pursuant to the Outside Directors Compensation Plan of 2000 or pursuant to the Employee Stock Purchase Plan and in accordance with their respective present terms, or as contemplated by Section 5.6) or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge or otherwise
encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.6 or pursuant to the Outside Directors Compensation Plan of 2000 and the Employee Stock Purchase Plan in accordance with their respective present terms);

                  (iii) amend its Articles of Organization, By-Laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any asset or assets which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,000,000, except purchases of inventory in the ordinary course of business and except for capital expenditures (which are covered in clause (vii) below);

                  (v) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any material portion of its properties or assets, except sales made in the ordinary course of business consistent with past practice, dispositions of obsolete or worthless assets and except for subjecting any of its properties to Company Permitted Liens;

                  (vi) (y) incur any additional indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees of bank debt of its subsidiaries), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for additional short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any additional loans, advances or capital contributions to, or investments in, any other person, other than extensions of credit to customers and advances to employees, in each case in the ordinary course of business consistent with past practice;

                  (vii) except for the items listed on Schedule 4.1(a)(vii) to the Company Disclosure Schedule or amounts set forth in the Company's fiscal 2000 operating and capital budgets (copies of which have been provided to Parent), make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,000,000;

                  (viii) except in the ordinary course of business, discharge, settle or satisfy any claims, whether or not pending before a Governmental Entity, that individually or in the aggregate have a material adverse effect on the Company other than claims or liabilities adequately reflected or reserved against in the financial statements included in the Filed Company SEC Documents, or waive any material benefits of, or agree to modify in any materially adverse respect any confidentiality, standstill or similar agreements to which the Company is a party;

                  (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder, in any such case in a manner adverse to the Company;

                  (x) enter into any contracts, agreements, binding arrangements or binding understandings relating to the distribution, sale, license or marketing by third parties of the Company's products, except in the ordinary course of business and other than pursuant to any such agreements currently in place in accordance with their terms as of the date hereof;

                  (xi) except as required to comply with applicable law or as expressly contemplated by this Agreement or set forth in the Company Disclosure Statement and except in the ordinary course of business, (A) adopt, enter into, terminate or amend any collective bargaining agreement or Benefit Plan for the benefit or welfare of any current or former employee, officer or director, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company, (D) increase in any manner the severance or termination pay of any officer, (E) enter any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) except as permitted in clause (B) and clause 4.1(a)(ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                  (xii) form any subsidiary to the Company;

                  (xiii) except as required by GAAP, make any change in accounting methods, principles or practices; or

                  (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

         (b) Certain Tax Matters. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, (i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's tax liabilities or tax attributes and will not settle or compromise any such Action except to the extent the amount of any such settlement has been reserved for in the financial statements included in the Filed

Company SEC Documents without Parent's consent; and (v) the Company will not make any material tax election inconsistent with past practice without Parent's consent.

         (c) Conduct of Business by Parent. During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not without the Company's consent:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) except as set forth in Section 3.2(c) of the Parent/Sub Disclosure Schedule, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) amend its Certificate of Incorporation, Bylaws or other comparable charter or organization documents; or

                  (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except that this Section 4.1(c)(iii) shall not prohibit Parent from effecting an acquisition of any other business if (A) such acquisition would not materially affect the ability of Parent to, or would materially delay Parent's ability to, complete the transactions contemplated by this Agreement; (B) such acquisition would involve the issuance by Parent of equity securities and, when considered together with all other acquisitions effected by Parent during the period between the date hereof and the Effective Time, would not involve the issuance of more than 10,000,000 shares of Parent's capital stock or securities convertible into or exercisable for more than 10,000,000 shares of Parent's capital stock; (C) such acquisition does not require the filing by Parent of a registration statement under the Securities Act, other than a resale or similar registration statement on Form S-3 which Parent will not file until the SEC has either declared the Form S-4 registration statement to be filed pursuant to Section 5.1(a) effective or advised Parent that such registration statement will not be reviewed by the SEC's staff; and (D) such acquisition does not require approval of the stockholders of Parent;

                  (iv) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than pursuant to stock option plans, employee stock purchase plans and convertible indebtedness in effect as of the date of this Agreement, or pursuant to acquisitions of businesses involving the issuance by Parent of less than 10,000,000 shares in the aggregate for all such acquisitions under the terms set forth above);

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any substantial part of its (or any of its subsidiaries') material properties, assets or business, except sales made in the ordinary course of business consistent with past practice and except for subjecting any of its properties to Parent Permitted Liens;

                  (vi) make any material payments outside the ordinary course of business for purposes of settling any dispute;

                  (vii) allow Parent or any of its subsidiaries, or any significant portion of their respective businesses or assets, to be acquired (by merger, tender offer, purchase or otherwise); or

                  (viii) authorize any of, or commit or agree to take any of, the foregoing actions.

      SECTION 4.2 No Solicitation. During the period from the date of this Agreement until the earlier of termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees that:

         (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person (other than Parent) that has advised the Company that it may be considering making, or that has made, a Takeover Proposal, any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, (and notwithstanding anything in this Agreement) that if, at any time prior to the Effective Time the Board of Directors of the Company determines in good faith, after consultation with outside counsel, (i) that complying with the provisions of the preceding sentence would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable law and (ii) that such Takeover Proposal constitutes a Superior Proposal (as hereinafter defined), the Company may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Section 4.2(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal and (z) take such other actions as are consistent with the fiduciary duties of the Company's Board of Directors, and such actions shall not be considered a breach of this Section 4.2 or any other provisions of this Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company, acting on behalf of the Company, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal, solicitation of interest or offer from any person (other than Parent) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than products of the Company) or at least 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement.

         (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Effective Time, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside legal counsel, that complying with any of the provisions of the preceding sentence would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger or approve or recommend any Superior Proposal (as hereinafter defined), in each case at any time after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the identity of the person making the Takeover Proposal and the material terms and conditions of the Superior Proposal (it being understood that any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law). In addition, prior to the Effective Time, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to do so would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable law, may cause the Company to terminate this Agreement in accordance with Section 7.1(b)(iv) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal), and such actions shall not constitute a breach of this Section 4.2 or any other provision of this Agreement, provided that the Company pays the Termination Fee pursuant to Section 5.8(b). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire (whether by merger, consolidation, tender offer or otherwise), directly or indirectly, for consideration consisting of cash and/or equities, more than 50% of the voting power of the

Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is capable of being obtained by such third party.

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company promptly shall advise Parent orally and in writing of any request for nonpublic information which the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes could lead to any Takeover Proposal, and the material terms and conditions of such request, Takeover Proposal or inquiry and the Company will keep Parent promptly informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

         (d) Nothing contained in this Section 4.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so take and disclose would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable laws; provided that the Company shall not, except in accordance with the provisions of Section 4.2(b), withdraw or modify, or propose to withdraw or modify, its recommendation of the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                   ARTICLE V

                              Additional Agreements

      SECTION 5.1 Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting.

         (a) Unless this Agreement is earlier terminated pursuant to its terms, as soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Stock Option Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

         (b) Unless this Agreement is earlier terminated pursuant to its terms, the Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the approval and adoption of this Agreement ("Stockholder Approval"). The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.2(b).

      SECTION 5.2 Letters of the Company's Accountants

         (a) The Company shall use its reasonable efforts to cause to be delivered to Parent two comfort letters from Arthur Andersen LLP, the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably customary for transactions effected pursuant to a registration statement on Form S-4.

         (b) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Arthur Andersen LLP, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Arthur Andersen LLP concurs with management's conclusion that, as of such date, no conditions exist with respect to the Company which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Arthur Andersen LLP's belief that the criteria (as such criteria relate to the Company and not Parent) for such accounting treatment have been met.

      SECTION 5.3 Letters of Parent's Accountants.

         (a) Parent shall use reasonable efforts to cause to be delivered to the Company two comfort letters from Arthur Andersen LLP, Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably customary for transactions effected pursuant to a registration statement on Form S-4.

         (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from Arthur Andersen LLP, addressed to the Company and Parent, dated as of the Closing

Date, stating that (i) Arthur Andersen LLP concurs with management's conclusion that, as of such a date, no conditions exist which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Arthur Andersen LLP's belief that the criteria (as such criteria relates to the Parent and not to the Company) for such accounting treatment have been met.

      SECTION 5.4 Access to Information; Confidentiality. Upon reasonable prior notice, the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall make available to Parent to the full extent and in the manner permitted by law (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request, unless terms of an agreement prohibit disclosure to third parties; provided, however, that (i) Parent shall not contact, and Parent shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contacts, any employee of the Company or any of its subsidiaries without the prior authorization of the Company's Chief Executive Officer, Vice President and General Counsel or Chief Financial Officer, and (ii) Parent shall take all reasonable action to ensure that none of its employees, accountants, counsel, financial advisors and other representatives interferes with or otherwise disrupts the business or operations of the Company while exercising the rights provided under this Section 5.4. Parent shall afford to the Company, and to the Company's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, Parent shall make available to the Company (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Company may reasonably request, unless terms of an agreement prohibit disclosure to third parties; provided, however, that (i) the Company shall not contact, and the Company shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contacts, any employee of Parent or any of its subsidiaries without the prior authorization of Parent's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, and (ii) the Company shall take all reasonable action to ensure that none of its employees, accountants, counsel, financial advisors or other representatives interferes with or otherwise disrupts the business or operations of Parent while exercising the rights provided under this Section 5.4. Parent and the Company will each hold, and will cause each of its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence, in accordance with the Confidentiality Agreement dated as of April 3, 2000 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

      SECTION 5.5 Commercially Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, except that the Company need not take any action under this Agreement if the Company's Board of Directors determines, in consultation with outside counsel, that to do so would not be in compliance with its fiduciary duties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement or any other transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Option Agreement, the Stockholders Agreement and the other transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement. Nothing in this Agreement shall be deemed to require Parent or the Company or their respective subsidiaries to dispose of any significant asset or collection of assets or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a material adverse effect on Parent or the Company.

         (b) The Company shall give prompt notice to Parent, when and if it has knowledge, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in
Section 6.2(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) Parent shall give prompt notice to the Company, when and if it has knowledge, of (i) any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.3 (a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      SECTION 5.6 Stock Options and Restricted Stock.

         (a) It is acknowledged that, in connection with the Merger, the Company's Stock Option Plans provide for the acceleration prior to the Effective Time of each unvested option to purchase shares of Company Common Stock ("Company Options") granted thereunder and the lapse prior to the Effective Time of all restrictions on restricted shares of Company Common Stock issued thereunder. At the Effective Time, the Stock Option Plans and the Company's obligations with respect to each Company Option under the Stock Option Plans will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Stock Option Plan and the documents governing the outstanding Company Option under such Stock Option Plan pursuant to which such Company Option was issued, as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

         (b) After the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding Company Option, a document evidencing the foregoing assumption of such Company Option and Stock Option Plans by Parent.

         (c) Parent will reserve sufficient shares of Parent Common Stock for issuance under this Section 5.6 hereof.

      SECTION 5.7 Indemnification and Insurance.

         (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement currently in effect between the Company and each person who is or was a director, officer, employee, agent or fiduciary of the Company or any of its subsidiaries at or prior to the Effective Time and (ii) any indemnification provision under the Company's Articles of Organization or By-Laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses
(i) and (ii) of this Section 5.7(a) shall be referred to as, collectively, the "Indemnified Parties"). The Articles of Organization and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Organization and By-Laws on the date of this

Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

         (b) Without limiting the provisions or effect of Section 5.7(a), after the Effective Time Parent will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission or alleged action or omission in his or her capacity as a director, officer, employee, agent or fiduciary of the Company or any of its subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the Effective Time) or arising out of or pertaining to this Agreement or the transactions contemplated by this Agreement (collectively, "Losses") for a period of six years after the Effective Time; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to Parent a written notice asserting a claim for indemnification under this Section 5.7(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. If any such claim, action, suit, proceeding or investigation shall have been brought against an Indemnified Party and if Parent shall have acknowledged in writing to the Indemnified Party that Parent will indemnify the Indemnified Party pursuant to this Section 5.7(b) for all Losses arising out of such claim, action, suit, proceeding or investigation, then Parent shall be entitled to participate therein, and to assume the defense thereof, and to settle and compromise any such claim, action, suit, proceeding or investigation (so long as the Indemnified Party is completely and unconditionally released and has no continuing obligations or prohibitions imposed on him or her by contract, by judicial or administrative order or decree or otherwise). If Parent does not acknowledge its obligation to indemnify for all such Losses or does not elect to assume the defense, settlement or compromise thereof, in each case pursuant to the preceding sentence, then Parent shall nevertheless have the right to participate in the defense of any such claim, action, suit, proceeding or investigation and to consent in writing (not to be unreasonably withheld or delayed) to any settlement or compromise thereof, but such defense and any settlement or compromise thereof shall at all times be under the direction of the Indemnified Person. In the event of any such claim, action, suit, proceeding or investigation (i) any counsel retained by the Indemnified Parties must be reasonably satisfactory to Parent, and (ii) after the Effective Time, Parent will pay the reasonable fees and expenses of one such counsel for all Indemnified Parties (it being agreed that more than one such counsel may be retained and paid for by Parent if counsel for one of the Indemnified Parties reasonably concludes under applicable standards of professional conduct that a conflict of interest may exist), promptly after statements therefor are received.

         (c) For six years after the Effective Time, Parent shall maintain in effect the current level and scope of the Company's directors' and officers' liability insurance covering those persons (currently or formerly connected with the Company) who are currently covered by the Company's directors' and officers' liability insurance policy; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premium currently paid by the Company for such insurance, and provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         (d) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.7.

         (e) This Section 5.7 shall survive the consummation of the Merger at the Effective Time, is intended to benefit and may be enforced by the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation. This Section 5.7 may not be amended, altered or repealed without the prior written consent of the affected Indemnified Party.

      SECTION 5.8 Fees and Expenses.

         (a) Except as set forth in Section 5.8(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

         (b) In the event that this Agreement is terminated by any party hereto pursuant to Section 7.1(b)(iv), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $23.87 million in immediately available funds by wire transfer (the "Termination Fee"). If, at the time of any termination of this Agreement by any party hereto pursuant to Section 7.1(b)(i) (to the extent the Company has theretofore failed to hold the Stockholders Meeting in breach of its obligations under Section 5.1), 7.1(b)(iii) or 7.1(c), a Takeover Proposal shall have been publicly announced and not publicly withdrawn and prior to the date 12 months following the date of the termination of this Agreement the Company shall either
(x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Company shall pay the Termination Fee in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated). The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 5.8(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 5.8(b) at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. "Company Acquisition" shall mean any transaction or series of related transactions involving (a) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (b) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (c) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

         (c) In the event that the Closing of the Merger does not occur due to the willful and intentional acts of Parent which are in contravention of this Agreement, the Parent will promptly, but in no event later than two days after the date of termination of this Agreement, pay Company a fee equal to $23.87 million in cash in immediately available funds (the "Parent Fee"). The Parent acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if the Parent fails promptly to pay the amounts due pursuant to this Section 5.8(b), and, in order to obtain such payment, Company commences a suit which results in a judgment against the Parent for the amounts set forth in this Section 5.8(b), the Parent shall pay to Company its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 5.8(b) at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made.

      SECTION 5.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

      SECTION 5.10 Affiliates.

         (a) Section 5.10(a) of the Company Disclosure Schedule identifies a list of all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

         (b) Section 5.10(b) of the Parent/Sub Disclosure Schedule identifies a list of all persons who are, in Parent's reasonable judgment at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Parent shall use its reasonable efforts to cause each such person to deliver to the Company on or prior to the Closing Date a written agreement to comply with Section 3 of Exhibit A hereto.

      SECTION 5.11 Nasdaq Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger and under the Stock Option Plans to be approved for listing on the Nasdaq Stock Market National Market, subject to official notice of issuance, prior to the Closing Date.

      SECTION 5.12 Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will voluntarily take no action that would cause (to its knowledge after consultation with its independent public accountants) such accounting treatment not to be obtained.

      SECTION 5.13 Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinions of counsel referred to in Section 6.3(c).

      SECTION 5.14 Parent Benefit Plans.

         (a) Parent shall ensure that all employees of the Company and all employees of each of the Company's subsidiaries are allowed and are eligible to participate in Parent's employee benefit plans after the Effective Time, to the same extent as if they were employees of Parent and Parent shall amend such employee benefit plans as necessary to accomplish this. Without limiting the generality of the foregoing, (i) to the extent that any employee of the Company or any of the Company's subsidiaries becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the Company or its subsidiaries, to the same extent as such service was credited under the similar employee benefit plans of the Company and its subsidiaries immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of Parent, and (ii) to the extent permitted by such employee benefit plan of Parent (or as may be permitted after amendment of such employee benefit plan by Parent) and applicable law, Parent, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

         (b) The Company will, immediately prior to the Closing, determine the amounts accrued through the Closing Date under the Company's Fiscal 2000 Management Bonus Plan (the "Company Bonus Plan") and such amounts and the identity of the persons eligible to receive such amounts shall be set forth in a letter to Parent within five (5) days prior to the Effective Time. Parent will cause such amounts accrued under the Company Bonus Plan through the Closing Date as set forth in such letter to be paid to each individual on or prior to the earlier of the close of business, Pacific Time, on December 15, 2000 or the date an individual ceases to be an employee of Parent, the Company or any of their subsidiaries.

         (c) Parent shall assume and honor the obligations of the Company and its subsidiaries under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings disclosed in the Filed Company SEC Documents or the Company Disclosure Schedule, each as amended to the date hereof, or as contemplated hereby. Parent hereby acknowledges that the Merger will constitute a "Change in Control" for purposes of all Stock Option Plans.

      SECTION 5.15 Senior Notes. Parent shall take such action (if any) as may be required by the indenture relating to the Company's 9 1/2% Senior Subordinated Notes (the "Company Senior Notes") in connection with the consummation of the Merger. Promptly after the Effective Time, Parent shall make an offer to purchase the Company Senior Notes in accordance with the redemption provisions of the indenture relating thereto and shall redeem all Company Senior Notes so tendered for redemption.

      SECTION 5.16 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options at the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such Company Options remain outstanding. The Company shall cooperate and assist Parent in the preparation of such Registration Statement.

      SECTION 5.17 Employee Stock Purchase Plan. The Company shall take such actions as are necessary to cause the Purchase Date (as such term is used in the Employee Stock Purchase Plan) applicable to the then current Offering (as such term is used in the Employee Stock Purchase Plan) to be the last trading day on which the shares of Company Common Stock are traded on The New York Stock Exchange immediately prior to the Effective Time (the "Final Company Purchase Date"); provided, that such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Employee Stock Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Employee Stock Purchase Plan. Employees of the Company as of the Effective Time shall be permitted to participate in the employee stock purchase plan of Parent commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees of the Company receiving credit, for purposes of such eligibility provisions, for service with the Company).

      SECTION 5.18 Retirement Plan. Parent shall assume and honor the obligations of the Company under its Retirement Plan, as amended to date.

                                   ARTICLE VI

                              Conditions Precedent

      SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of two thirds (2/3) of the outstanding shares of Company Common Stock.

         (b) Nasdaq Listing. The shares of Parent Company Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Option Plans and the Employee Stock Purchase Plan shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

         (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

         (e) Pooling Letters. Parent and the Company shall have received letters, respectively, from Arthur Andersen LLP dated as of the date of this Agreement and the Closing Date, addressed to Parent and the Company, stating in substance the matters to be stated by Arthur Andersen LLP pursuant to Sections 5.3(b) and 5.2(b), respectively.

         (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      SECTION 6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (other than the representations in Sections 3.1(c) and 3.1(d), which shall be true and correct in all material respects) on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct (other than the representations in Sections 3.1(c) and 3.1(d), which shall be true and correct in all material respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 3.1(c) and 3.1(d)) where the failure to be so true and correct would not have a material adverse effect on the Company.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) Letters from Company Affiliates. Parent shall have received from each person named in the Company Disclosure Schedule an executed copy of an agreement substantially in the form of Exhibit A hereto.

         (d) No Governmental Litigation. There shall not be pending any suit by, action by or proceeding by any Governmental Entity, (i) seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company

         (e) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the Company (or, if one shall have occurred, it shall have been cured).

      SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (other than the representations in Sections 3.2(c) and 3.2(d), which shall be true and correct in all material respects) on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct (other than the representations in Sections 3.2(c) and 3.2(d), which shall be true and correct in all material respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 3.2(c) and 3.2(d)) where the failure to be so true and correct would not have a material adverse effect on Parent.

         (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) Tax Opinions. The opinions of Testa Hurwitz & Thibeault, LLP, counsel to the Company, and Wilson Sonsini Goodrich & Rosati, counsel to Parent, shall be delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company and Parent; provided, however, that if either Testa, Hurwitz & Thibeault, LLP or Wilson Sonsini Goodrich & Rosati is unwilling to give the opinion required in this Section 6.3(c), this condition may be satisfied by the other firm delivering such opinion to both the Company and Parent. In rendering each such opinion, counsel shall be entitled to rely upon (and Parent, Sub and the Company shall make) customary representations reasonably requested by counsel. The opinions shall be dated on the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

         (d) No Material Adverse Change. At any time on or after the date of this Agreement, there shall not have occurred any material adverse change in Parent (or, if one shall have occurred, it shall have been cured).

         (e) Parent Common Stock Price. The average last reported sale price of the Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Stockholder Meeting shall be not less than $40.00 per share (subject to adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares effected by Parent); provided, however, that this closing condition shall be subject to Parent's right to adjust the Exchange Ratio as set forth in Section 2.1(c).

         (f) Letters from Parents Affiliates. The Company shall have received from each person named in the Parent/Sub Disclosure Schedule an executed copy of an agreement to comply with Section 3 of Exhibit A hereto.

      SECTION 6.4 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                        Termination, Amendment and Waiver

      SECTION 7.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

         (a) by mutual written consent of Parent, Sub and the Company;

         (b) by either Parent or the Company:

                  (i) if the Merger shall not have been consummated by September 30, 2000 for any reason; provided, however, that if the principal cause of the parties' inability to consummate the Merger by September 30, 2000 is a Restraint, an inability to obtain clearance under the HSR Act or another United States, state, local or foreign governmental regulatory matter, such date shall automatically (and without further action by the parties) be extended to November 15, 2000; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

                  (ii) if any Restraint having any of the effects set forth in
Section 6.1(d) shall be in effect and shall have become final and nonappealable;

                  (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                  (iv) if prior to the Effective Time, the Board of Directors of the Company has determined under Section 4 hereof that as a result of the receipt of a Superior Proposal, it is necessary for the Board to terminate this Agreement; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless no later than two days thereafter the Company pays to Parent the amounts specified under Section 5.8(b) pursuant to the terms of such Section 5.8(b).

         (c) by Parent if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request by Parent following a Takeover Proposal to do so, or approved or recommended any Takeover Proposal;

         (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 7.1(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise commercially reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this
Section 7.1(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have willfully and materially breached this Agreement;

         (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then (i) Parent may not terminate this Agreement under this Section 7.1(e) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 7.1(e) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that Parent may not terminate this Agreement pursuant to this
Section 7.1(e) if it shall have willfully and materially breached this Agreement; or

         (f) by the Company if the average last reported sale price of Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Stockholder Meeting shall be less than $40.00 per share (subject to adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares effected by Parent); provided, however, that the Company's right to terminate this Agreement shall be subject to Parent's right to adjust the Exchange Ratio as set forth in Section 2.1(c).

      SECTION 7.2 Effect of Termination. Any termination of this Agreement under
Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or any of their respective affiliates, directors, officers or stockholders, other than the provisions of the Confidentiality Agreement, the last sentence of
Section 5.4, Section 5.8, this Section 7.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. Notwithstanding the foregoing, Company or Parent, as the case may be, shall have no additional liability following the payment by it of the Termination Fee pursuant to Section 5.8(b) or the Parent Fee pursuant to
Section 5.8(c), as the case may be, other than pursuant to the Confidentiality Agreement and the Sections of this Agreement that survive termination of this Agreement pursuant to this Section and Section 8.1 hereof.

      SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the provisions of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               General Provisions

      SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement pursuant to Section 7.1. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement shall remain in full force and effect and shall survive the Effective Time or termination of this Agreement to the extent provided therein.

      SECTION 8.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Sub, to:

                  Sanmina Corporation
                  2700 North First Street
                  San Jose, CA  95134

                  Attention:  President

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road
                  Palo Alto, CA  94304

                  Attention: Christopher D. Mitchell, Esq.if to the Company, to:

                  Hadco Corporation
                  12A Manor Parkway
                  Salem, NH  03079

                  Attention:  President and General Counsel

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110

                  Attention:        Stephen A. Hurwitz, Esq.

      SECTION 8.3 Definitions. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer or Chief Financial Officer of the Company has actual knowledge of such matter, and as it relates to Parent, the term "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of Parent has actual knowledge of such matter;

         (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that is, or is almost certainly to be within three months, materially adverse to the business, properties, assets or financial condition of either the Company and its subsidiaries taken as a whole, or Parent and its subsidiaries taken as a whole, as the case may be; provided, however, that any adverse change or effect, including for purposes of this clause any such adverse change or effect that results in a change in the market price or trading volume of the Company's or Parent's common stock, that is proximately caused by (i) the announcement of the execution of this Agreement and the transactions contemplated hereby, (ii) conditions affecting the economy, the Company's or Parent's industry (as the case may be) or the electronics manufacturing services industry, or (iii) conditions affecting the securities markets generally shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity;

         (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

         (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

      SECTION 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement including the Exhibits and Schedules hereto, the Option Agreement, the agreements of affiliates pursuant hereto, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Option Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, Sections 5.6, 5.11, 5.14, 5.16, 5.17 and 5.18 are not intended to confer upon any person other than the parties any rights or remedies.

      SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

      SECTION 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

      SECTION 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          SANMINA CORPORATION,

                                          by: /s/ Jure Sola
                                             ---------------------------------
                                              Name:  Jure Sola
                                                    ---------------------------
                                              Title: CEO
                                                    --------------------------

                                          SANM ACQUISITION SUBSIDIARY, INC.,

                                          by: /s/ Jure Sola
                                             ---------------------------------
                                              Name:  Jure Sola
                                                    ---------------------------
                                                     President

                                          by: /s/ Betsy Johnson
                                             ---------------------------------
                                              Name:  Betsy Johnson
                                                    ---------------------------
                                                     Treasurer

                                          HADCO CORPORATION

                                          by: /s/ Andrew E. Lietz
                                             ---------------------------------
                                              Name:  Andrew E. Lietz
                                                    ---------------------------
                                                    President

                                          by: /s/ F. Gordon Bitter
                                             ---------------------------------
                                              Name:  F. Gordon Bitter
                                                    ---------------------------
                                                    Treasurer